EXHIBIT 10.6


                 AMENDMENT TO 1990 GATHERING AGREEMENT AMENDMENT


     This Amendment to 1990 Gathering Agreement Amendment ("Amendment"), is entered into between COLORADO INTERSTATE GAS COMPANY ("CIG") and Pioneer Natural Resources USA, Inc. f/k/a Mesa Operating Co. ("PNRUSA"), and is dated September 1, 1997, but effective as provided below. CIG and PNRUSA are referred to herein individually as "Party" or collectively as the "Parties."

     WHEREAS, the Parties' predecessors entered into that certain Agreement dated January 3, 1928, as amended, commonly known as the 'B' Contract;

     WHEREAS, CIG's and PNRUSA's predecessor entered into an Amended Supplemental Stipulation and Agreement dated June 19, 1991, approved by the Federal Energy Regulatory Commission ("FERC") in Docket Nos. RP79-59 and RP90-69 ("ASSA"), which modified the 'B' Contract as set forth therein;

     WHEREAS, CIG and PNRUSA's predecessor entered into that certain Gathering Agreement, dated May 29, 1987, as amended ("1987 GA"), the provisions of which superseded certain provisions of the 'B' Contract;

     WHEREAS, certain provisions of the Amendment to Gathering Agreement dated July 15, 1990, as heretofore amended ("1990 GA Amendment") are tied, in part, to the term and other provisions of the ASSA;

     WHEREAS, the Parties have entered into an ASSA Termination Agreement dated September 1, 1997, which - upon taking effect - will terminate the ASSA, and the Parties wish to provide for the impact of termination of the ASSA on such provisions of the 1990 GA Amendment;

     NOW, THEREFORE, in consideration of the covenants and obligations set forth herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, CIG and PNRUSA agree as follows:

     1. This Amendment shall not become effective, and shall be of no force and effect, unless and until the ASSA Termination Agreement becomes effective in accordance with the provisions thereof. This Amendment shall, upon the ASSA Termination Agreement so becoming effective, take effect October 1, 1997, and shall remain in effect until the 1990 GA Amendment (as amended hereby) is terminated in accordance with its terms.

     2. All references to "Mesa Operating Limited Partnership" and "MESA" in the 1990 GA Amendment are hereby deleted and "Pioneer Natural Resources USA, Inc." (or "PNRUSA") substituted therefor.


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     3.  The last  textual  paragraph  of  numbered  paragraph  2 of the 1990 GA
Amendment is deleted and replaced with the following:

     CIG and PNRUSA agree that CIG will provide PNRUSA with a minimum of 100 psig delivery pressure at the outlet of CIG's meter station at Field Station 20 on as consistent a basis as is practicable in light of the prudent operation of the Gathering System. If CIG's failure to do so is the cause for PNRUSA being unable to take the volume of Net 'B' Contract
     Production to which PNRUSA is entitled pursuant to the 'B' Contract Production Allocation Agreement dated January 1, 1991, as amended ("PAA"), PNRUSA shall have the right to reduce the maximum number of Peak Days described in the Amended Peak Day Gas Purchase Agreement, dated June 19, 1991, as amended ("1991 PDGPA") as follows. PNRUSA may reduce the maximum number of Peak Days in a Fiscal Year (as such term is defined in the 1991 PDGPA) by one day for each day in such Fiscal Year that CIG failed to comply with the foregoing delivery pressure obligation, until the maximum number of Peak Days has been reduced to zero. Provided, however, PNRUSA shall provide written notice to CIG describing the alleged failure of CIG to comply with such delivery pressure obligation as soon as possible after the alleged occurrence. Further, as set forth in Paragraph 2 of the Letter Agreement between the Parties dated December 12, 1996, and in the Letter Agreement between the Parties dated April 23, 1997, CIG shall be in compliance with the foregoing delivery pressure obligation so long as CIG is in compliance (or deemed to be in compliance) with the obligations set forth in Section 2.1 of the 1996 Fain Gas Processing Agreement. Such right by PNRUSA to reduce the maximum number of Peak Days shall be PNRUSA's sole remedy in the event CIG fails to comply with the foregoing delivery pressure obligation. CIG and PNRUSA further agree that the facility and operating costs associated with any new facilities required to meet such delivery pressure obligation shall be treated in accordance with this Gathering Agreement, as amended.

     4.  Numbered  Paragraph 4 of the 1990 GA  Amendment,  as amended by section
12.14 of the 'B' Contract Production Allocation Agreement dated January 1, 1991, is deleted in its entirety and replaced with the following:

     This July 15, 1990, Amendment to Gathering Agreement, as amended, shall continue in full force and effect from July 15, 1990, until the ASSA Termination Agreement dated September 1, 1997, is terminated in accordance with its terms. Upon such termination, the terms and provisions of the Gathering Agreement, as otherwise amended, shall remain as if this July 15, 1990 Amendment to Gathering Agreement was never entered into.

     5. The terms and provisions of the 'B' Contract, the 1987 GA and 1990 GA Amendment, as previously amended and as amended by this Amendment, shall remain in full force and effect.

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     IN  WITNESS  WHEREOF,  the  Parties  hereto  have  hereunto  executed  this
Amendment.

COLORADO INTERSTATE GAS COMPANY



By:   /s/   C. Scott Hobbs
      ---------------------------
         C. Scott Hobbs
         Chief Operating Officer and
         Executive Vice President


PIONEER NATURAL RESOURCES USA INC.



By:   /s/   Dennis E. Fagerstone
      ---------------------------
         Dennis E. Fagerstone
         Executive Vice President


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